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                                                                    EXHIBIT 99.1

                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                                 BIKE LAND, LLC

                                       AND

                             DAN'S COMPETITION, INC.

     THIS LEASE AGREEMENT (this "Lease"), is dated September 28, 2001, between BIKE LAND, LLC, an Indiana limited liability company ("Landlord"), having an address at One Competition Way, Mt. Vernon, Indiana 47620, and DAN'S COMPETITION, INC., a Delaware corporation ("Tenant"), having an address at 151 West 26th Street, 11th Floor, New York, New York 10001.


                                WITNESSETH THAT:

In consideration of the mutual covenants and conditions herein stated, the parties agree as follows:

1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord a building containing approximately three thousand six hundred (3,600) rentable square feet of certain retail, warehouse and office space together with the real property upon which the building is located which is described on Schedule A hereto (the "Premises") located at 607 East Fourth Street, Mt. Vernon, Indiana.

2. TERM. Unless sooner terminated pursuant to the provisions hereof, this Lease shall continue for a period of three (3) months and three (3) days (the "Term"), commencing on September 28, 2001 (the "Commencement Date") and ending on December 31, 2001 (the "Expiration Date"). Notwithstanding anything contained herein to the contrary, the Landlord may terminate this Lease upon ninety (90) days written notice to the Tenant, unless sooner terminated pursuant to the terms hereof. Notwithstanding the Commencement Date, if for any reason Landlord cannot deliver possession of the Premises on said date, Tenant shall not be obligated to pay Rent (as hereinafter defined) until possession of the Premises is tendered to Tenant. In the event that the Premises are not delivered to Tenant by October 10, 2001, Tenant shall have the right to terminate this Lease upon ten (10) days prior written notice to Landlord.

3. RENT.

     (a) Tenant shall pay to Landlord at the address set forth above, or at such other address as Landlord may designate from time to time, without prior demand therefore and without any deduction, setoff, abatement or credit whatsoever, as fixed minimum monthly rent, the sum of One Thousand Dollars ($1,000.00) ("Basic Rent") in advance on the first (1st) day of each calendar month during the Term hereof.

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     (b)  All other sums payable by Tenant hereunder, regardless of to whom such sums may be payable, shall be deemed additional rent ("Additional Rent"), and shall be collectible by Landlord in the same manner as Basic Rent. Basic Rent and Additional Rent are hereinafter referred to collectively as "Rent".

4. OCCUPANCY. Tenant shall use and occupy Premises solely for executive, administrative, retail store, warehouse space and general office use and for no other purpose whatsoever. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Premises.

5. TAXES.

     (a) Real Estate Taxes. Tenant shall pay all real estate taxes and assessments on the Premises which are due and payable during the term of this Lease when due. All real estate taxes shall be paid to the Landlord by the Tenant, as additional Rent. Landlord shall promptly forward to the Tenant a copy of all billings for real estate taxes and assessments on the Premises, which are due and payable during the term of this Lease. Tenant shall within ten (10) days prior to its due date either (i) appropriately pay the real estate taxes and assessments and forward evidence of payment to the Landlord; or (ii) pay the Landlord an amount equal to the real estate taxes and assessments so as to enable the Landlord to pay the real estate taxes before the due date thereof. Within thirty (30) days prior to the termination of this Lease or vacation of the Premises by the Tenant, the Tenant shall pay to the Landlord the pro-rated amount of the real estate taxes and assessments for the Premises payable through the Lease termination date or Tenant's vacation date but not yet due. Tenant shall have the right to promptly, reasonably and in good faith contest the real estate taxes assessed during the term of this Lease; provided that the Tenant indemnifies the Landlord and save harmless the Landlord from all such actions related to the real estate taxes, including all attorney's fees and expenses incurred by Landlord. Notwithstanding the foregoing to the contrary, Landlord hereby agrees to cooperate with any such appeal made by Tenant, provide any information and execute any documents required in making such appeal.

     (b) Personal Property Taxes. Tenant shall pay all taxes, assessments, license fees and levies of every kind, before the same become delinquent, that may be assessed against its personal property and fixtures located on the Premises, and/or resulting from operations on the Premises. Tenant shall have the right to promptly, reasonably and in good faith contest the personal property taxes assessed during the term of this Lease; provided that the Tenant indemnifies the Landlord and save harmless the Landlord from all such actions related to the personal property taxes, including all attorney's fees and expenses incurred by Landlord. Notwithstanding the foregoing to the contrary, Landlord hereby agrees to cooperate with any such appeal made by Tenant, provide any information and execute any documents required in making such appeal.


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6. UTILITIES. Tenant shall obtain all utility services (including, without limitation, all electrical energy for the air-conditioning and ventilating system servicing the demised premises) directly from the public utility companies furnishing such services to the Premises. The costs of such services shall be paid by Tenant directly to such public utility companies, but a default by Tenant in the payment of any bill or charge of such company shall be deemed a default by Tenant under this Lease.

7. MAINTENANCE AND REPAIRS. Tenant shall, at its sole expense, maintain and take good care of the Premises and make all non-structural repairs to the interior portions of the Premises as well as to all building systems such as HVAC, plumbing and electrical systems that are necessary to keep the Premises in good order and repair. Landlord shall, at its sole expense, make all repairs and replacements to the roof, exterior walls and structure of the Premises. All repairs by Landlord and Tenant shall be performed in a good and workmanlike manner and in accordance with all applicable laws. Tenant shall not commit or suffer, and shall use all reasonable precaution to prevent, waste, damage or injury to the Premises. The Tenant shall not be liable for any resulting damage occasioned by leak, defect, known or unknown, or the failure to make such repairs. The Tenant agrees to inform the Landlord promptly upon becoming aware of any condition that might require a repair to be made by the Landlord.

8. REQUIREMENTS OF LAW, INSURANCE. Landlord, at Landlord's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law which shall impose any violation, order or duty upon Landlord with respect to the Premises. Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law which shall impose any violation, order or duty upon Tenant with respect to the Premises. Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the Premises or method of operation therein, or any Alterations (hereinafter defined) made by or on behalf of Tenant, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act to be done in or to the Premises which is contrary to law, or will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Premises or the Premises, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage. Tenant shall pay all costs, expenses, fines, penalties, and/or damages which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Paragraph.

9. TENANT ALTERATIONS, IMPROVEMENTS. Tenant shall make no structural alterations, installations, additions or improvements (collectively, "Alterations") in or to the Premises of any nature without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall, before making any Alterations at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies (including certificates of final approval thereof) and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. If any mechanic's lien is filed against the Premises or the Premises for work claimed to have been done for, or materials


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furnished to, Tenant, the same shall be discharged by Tenant at Tenant's expense, within thirty (30) days after filing, by payment or filing the bond required by law. All Alterations, wiring, cabling, fixtures, paneling, partitions, railings and like installations installed in the Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises. Nothing in this Paragraph shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such items from the Premises Tenant shall, at its expense, repair and restore the Premises. All property permitted or required to be removed by Tenant at the end of the Term remaining in the Premises for more than thirty (30) days after the Expiration Date shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or be removed from the Premises by Landlord, at Tenant's expense.

10. TRADE FIXTURES. Landlord agrees that Tenant may install any and all fixtures and equipment on said Premises which may be necessary and proper for the use of the Premises and such trade fixtures shall be deemed as belonging to Tenant and may be removed by Tenant at the time it vacates the Premises; provided, however, that if the removal or failure to remove such trade fixtures shall cause any damage to the Premises, then Tenant covenants and agrees either to repair such damage and to restore the Premises to the same condition they were prior to such removal, or to compensate Landlord for such damage. If Tenant fails to remove such trade fixtures and personal property then the same shall become the property of Landlord.

11. SIGNS. Tenant shall have the right to erect and maintain appropriate signage for the sole purpose of advertising its business; provided, however, all such signage must be in compliance with applicable laws and ordinances. Tenant shall not erect or install any other sign or other type of display whatsoever on the Premises or upon the exterior of the buildings which constitute part of the Premises or upon or in any window of such buildings without the prior express written consent of the Landlord, which consent will not unreasonably be withheld or delayed.

12. SUBORDINATION/ATTORNMENT. This Lease is subject and subordinate to any ground lease or mortgage which may now or hereafter encumber the Premises, and to all renewals, modifications, amendments, consolidations, replacements and extensions thereof provided that such current or future lender executes an agreement which provides that Tenant subordinates its interest to lender provided that in the event of Landlord's default of such mortgage or foreclosure Tenant's use and occupation of the Premises pursuant to this Lease shall not be disturbed so long as Tenant is not then in default under this Lease beyond all applicable notice and cure periods In the event of the sale or assignment of Landlord's interest in the Premises, or in the event of any proceeding brought for the foreclosure of any mortgage or other security instrument made by Landlord covering the Premises (or the granting of a deed in lieu thereof), Tenant shall attorn to the assignee or purchaser and recognize such assignee or purchaser as the landlord hereunder.

13. DESTRUCTION BY FIRE AND OTHER CASUALTY. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice upon its awareness of such fire or casualty thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. If the Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the


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expense of Landlord and the Rent until such repair shall be substantially completed shall be abated from the day following the casualty apportioned equitably based on the amount of space rendered unuseable by such fire or casualty. If the Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the Rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Premises shall have been repaired and restored by Landlord (or if sooner re-occupied in part by Tenant then Rent shall be apportioned as provided in this Paragraph 13), subject to Landlord's right to elect not to restore the same as hereinafter provided. If the Premises are rendered wholly unusable or (whether or not the Premises are damaged in whole or in part) if the Premises shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant, given within 60 days after such fire or casualty, or 10 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of this Lease, which date shall not be more than 30 days after the giving of such notice, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the Expiration Date and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice, however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations required under this Paragraph 13 with all reasonable diligence, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. Tenant's liability for rent shall resume five
(5) days after written notice from Landlord that the Premises are substantially ready for Tenant's occupancy. Notwithstanding the foregoing, including Landlord's obligation to restore as provided in this Paragraph 13, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery with respect to any such damage by fire or other casualty against the other or anyone claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both party's insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same.

14. EMINENT DOMAIN. If the whole or any material part of the Premises shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, then the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of this Lease and assigns to Landlord Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of this Lease to remove such property, trade fixtures and equipment at the end of the Term and provided further such claim does not reduce Landlord's award.


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15. ACCESS TO PREMISES. Landlord or Landlord's employees and agents shall have the right (but shall not be obligated) to enter the Premises at reasonable times and upon reasonable prior notice but in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Premises or to any other portion of the Premises. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor or ceiling. Throughout the Term, Landlord shall have the right to enter the Premises at reasonable hours and upon reasonable prior notice for the purpose of showing the same to prospective purchasers or mortgagees of the Premises, and during the last thirty (30) days of the Term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the Premises, Landlord or Landlord's employees and agents may enter the same whenever such entry may be necessary or permissible provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Landlord or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected.

16. INSURANCE. Throughout the Term Tenant shall maintain, at its own cost and expense, the following insurance with recognized insurance companies licensed to transact business in the State of Indiana: (a) fire insurance on leasehold improvements to and personal property located in the Premises or used in connection therewith in an amount not less than full replacement cost; (b) public liability insurance (including contractual liability) with limits of not less than $1,000,000 for bodily injury or death to one person, $1,000,000 for bodily injury or death to more than one person, and $500,000 for property damage; and (c) such other insurance as Landlord may from time to time reasonably require. All insurance policies shall provide that the insurer will not cancel or modify said policies without first giving Landlord at least thirty
(30) days prior written notice.

17. DEFAULT. The occurrence of any one or more of the following events shall constitute a default under this Lease, at the Landlord's option: (a) Tenant's failure to make any payment of Basic Rent within ten (10) days after the due date thereof; (b) Tenant's failure to make any payment of Additional Rent within twenty (20) days after written notice thereof, (c) Tenant shall abandon the Premises for more than thirty (30) days; (d) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment in lieu of creditors; (e) Tenant shall file a petition for bankruptcy under Chapter 11 of the U.S. Code or Tenant shall be adjudicated bankrupt or insolvent in a proceeding filed against Tenant, or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and such receivership shall not be terminated or stayed within thirty (30) days; (f) Tenant fails to maintain the insurance coverage required under Paragraph 16 hereof; or (g) Tenant fails to comply with any term, condition or covenant of this Lease, other than those described in clauses (a)-(f) above, and such failure is not cured within thirty
(30) days after written notice thereof.

18. REMEDIES. In the event of any default described in Paragraph 17 above: (a) Landlord may dispossess Tenant by summary proceedings, (b) the Rent due or payable hereunder, shall become due thereupon and be paid up to the time of such default, (c) Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent or charge a


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higher rental than that in this Lease, and/or (d) Tenant or the legal representatives of Tenant shall pay Landlord as liquidated damages for the failure of Tenant to observe and perform Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the Term. The failure of Landlord to re-let the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to said deficiency such expenses as Landlord reasonably may incur in connection with reletting, such as reasonable legal expenses, costs, brokerage and advertising fees, and costs incurred for keeping the Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, replacements, and/or decorations in the Premises as in Landlord's sole judgment considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are re-let, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise. In the event of any default Tenant shall remain liable for all reasonable costs, fees and expenses including, but not limited to, attorneys' fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder.

19. NO SUBLEASE OR ASSIGNMENT. Tenant shall not sublease, assign, mortgage, pledge, or otherwise encumber this Lease or any of its rights hereunder, except with the prior written consent of Landlord; which consent shall not be unreasonably withheld based upon the reasonable approval of the financial responsibilities and capabilities and general character of any proposed assignee or subtenant; provided, however, in the event of any assignment or sublease of all or any part of the Premises the Tenant shall remain fully liable and responsible for the obligations imposed under this Lease. Notwithstanding the foregoing to the contrary, Landlord's consent shall not be required in the event of Tenant's merger or consolidation with any entity which controls or is controlled by Tenant or is under common control with Tenant.

20. END OF TERM. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, and as otherwise required by this Lease, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this Lease excepted, and Tenant shall remove all its property.


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Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. Tenant acknowledges that possession, of the Premises must be surrendered to Landlord at the expiration or sooner termination of the Term.

21. NO WAIVER. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of any of the rules or regulations currently in effect or hereafter adopted by Landlord with respect to the Premises, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises.

22. HAZARDOUS MATERIAL INDEMNIFICATION. In the event the use by Tenant or the presence of "hazardous material" on or about the Premises because of Tenant's use or occupancy of the Premises results in contamination of the Premises or if contamination of the Premises by hazardous material otherwise occurs for which the Landlord is legally liable for damage resulting therefrom (except if caused by Landlord), then the Tenant shall indemnify, defend and hold harmless the Landlord from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of leasable or usable space or of any amenity on the Premises, damages arising from any adverse impact on marketing of space and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the lease term as a result of such contamination by Tenant. This indemnification of the Landlord by the Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of hazardous material present in the soil or groundwater on or under the Premises. Without limiting the foregoing, if the presence of any hazardous material on the Premises caused or permitted by the Tenant results in any contamination of the Premises, the Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises to the condition existing prior to the introduction of any such hazardous material to the Premises; provided that the Landlord's approval of such actions shall be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

     As used herein, the term "hazardous material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Indiana, or the United States Government or any agency thereof. The term "hazardous material" includes, without limitation, any material or substance that is:

     (a)  radioactive material;


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     (b)  defined as a "hazardous substance" under Indiana Codess.13-7-8.7-1, as amended;

     (c) designated as a "hazardous substance" pursuant to the Federal Water Pollution Control Act (33 U.S.C.ss.1321), as amended;

     (d) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, (42 U.S.C.ss.6901, et seq.), as amended;

     (e) defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act; or

     (f) designated by the Landlord, in its reasonable discretion, to be hazardous to human health or property and which the Landlord reasonably determines must be cleaned up, removed or otherwise treated, whether or not the substance is considered hazardous for the purposes of any federal or state statutes or local ordinances.

23. AMERICANS WITH DISABILITIES ACT PROVISION. Tenant shall, at Tenant's sole cost and expense, take all action, including any required alterations necessary ("Requirements") to comply with all requirements (including, but not limited to, applicable terms of all local laws and the Americans with Disabilities Act of 1990 ("ADA"), 42 U.S.C. ss.12101 et seq., each as modified and supplemented from time to time) which shall, with respect to the Premises or with respect to any abatement of nuisance:

     (a) impose any violation, order, or duty upon Landlord or Tenant arising from, or in connection with the Premises, Tenant's occupancy, use, or manner of use of the Premises (including, without limitation, any occupancy, use, or manner of use that constitutes a "place of public accommodation" under the ADA), or any installations in the Premises; or

     (b) be required by reason of a breach of any of Tenant's covenants or agreements under this Lease, whether or not those Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date of this Lease.

Notwithstanding the foregoing, Tenant shall not be obligated to perform any alterations necessary to comply with any Requirements, unless compliance shall be required by reason of (i) any cause or condition arising out of any alterations or installations in the Premises (whether made by Tenant or by Landlord on behalf of Tenant), or (ii) Tenant's particular use, manner of use or occupancy on behalf of Tenant of the Premises (as opposed to mere use as executive, general, and administrative offices), or (iii) any breach of any of Tenant's covenants or agreements under this Lease, or (iv) any wrongful act or omission by Tenant or persons with Tenant's control, or (v) Tenant's "accommodation" within the meaning of the ADA.

24. WAIVER OF TRIAL BY JURY. Landlord and Tenant hereby waive trial by jury in any action proceeding or counterclaim brought by either of them against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease.


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25. LANDLORD'S LIABILITY. Landlord (and its members, employees and agents) shall have no personal liability with respect to this Lease. If Landlord is in breach or default under this Lease, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's remedies and in no event shall Tenant attempt to secure or execute any personal judgment against Landlord (or its partners, shareholders, members, managers, beneficial landlords, employees or agents) by reason of such default by Landlord. This Lease and the obligation of Tenant to pay Rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Landlord's control, including but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision of any government agency, or by reason of war or other emergency.

26. BILLS AND NOTICES. A bill, statement, notice or communication which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the Premises, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address first hereinabove given or at such other address as Landlord shall designate by written notice from time to time.

27. DEFINITIONS. The term "Landlord" means a landlord or lessor, and as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Premises so that in the event of any sale of said Premises, the said landlord shall be relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, that the successor-in-interest or purchaser at any such sale has assumed and agreed to carry out any and all covenants and obligations of Landlord, hereunder. The term "business days" as used in this Lease shall exclude Saturdays, Sundays, and all Federal holidays, State holidays and holidays celebrated by the unions governing employees of the Premises.

28. SUCCESSORS. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns. Tenant shall look only to Landlord's estate and interest in the Premises for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Landlord in the event of any default by Landlord hereunder, and no other property or asserts of Landlord (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises.

29. LATE FEE. If Tenant shall fail to pay any installment of Basic Rent within ten (10) days after the due date thereof, Tenant shall pay to Landlord, upon demand and as Additional Rent: (a) a late fee in an amount equal to two percent (2%) of the total amount of Basic Rent owed and not timely paid and (b) interest on the unpaid amount at the rate of one percent (1.0%) per month from the date such amount was originally due until the date same is paid; provided, however, in no event shall any such amounts exceed the maximum amount permitted by applicable law.

30. RENEWALS.

     (a) Provided that a default shall not have occurred and be continuing under this Lease at the time of the exercise thereof, Tenant shall have three (3) options to extend the term of this Lease, each for a period of three (3) months (each, a "Renewal Term"). Tenant shall be deemed to have exercised the option for a Renewal Term unless it shall, by written notice to Landlord (the "Renewal Notice") given not less than thirty (30) days before the Expiration Date of the Initial Term of this Lease or the Expiration Date of the Renewal Term, as the case may be, elect to have this Lease terminate on such Expiration Date. Unless Tenant shall elect to and shall timely terminate any such option, the term of this Lease shall be automatically extended for three (3) months, without the execution of an extension or renewal lease. Within ten (10) days after request by either party, the parties shall execute, acknowledge and deliver an instrument confirming that such option has been effectively exercised and confirming the extended Expiration Date of the term of this Lease. The terms and conditions applicable during each such Renewal Term shall be the same terms and conditions as are in effect immediately preceding the commencement of the Renewal Term, except that there shall be no further option to extend the term of this Lease beyond the expiration date of the third Renewal Term. Any termination, expiration, cancellation or surrender of this Lease on or prior to the Expiration Date shall terminate the option. Such options may not be severed from this Lease nor separately sold, assigned nor otherwise transferred.

     (b) If Tenant exercises its right to extend the term of this Lease for the Extension Term pursuant to this Paragraph 30, the phrases "the term of this lease" or "the term hereof" as used in this Lease, shall be construed to include the then current Renewal Term, and the Expiration Date shall be construed to be the date of the expiration of the then current Renewal Term.

     (c) If this Lease is renewed for a Renewal Term, then Landlord or Tenant can request the other party hereto to execute, acknowledge and deliver an instrument in form for recording setting forth the exercise of Tenant's right to extend the term of this Lease and the last day of the then current Renewal Term.

31. QUIET ENJOYMENT. So long as Tenant pays all of the Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to any subordination, non-disturbance and attornment agreement executed between Tenant and another party thereto.

32. NOTICE. A notice required or permitted to be given under this Lease, or by any governmental law or regulation, shall be sufficient if in writing, and if sent by Registered or Certified Mail, postage prepaid as follows:

     Tenant:     DAN'S COMPETITION, INC.
                 151 West 26th Street
                 11th Floor
                 New York, New York  10001

Or such other address as Tenant shall designate in writing to the Landlord.

     Landlord:   BIKE LAND, LLC
                 One Competition Way
                 Mt.  Vernon, IN  47620

Or such other address as Landlord shall designate in writing to the Tenant.

33. MISCELLANEOUS.

     (a) All understandings and agreements heretofore made between the parties hereto are merged In this Lease and any agreement hereafter made shall be ineffective to change or modify the terms of this Lease unless such agreement is in writing and signed by the party against whom enforcement is sought.

     (b) Each party shall, at any time and from time to time, as requested by the other party, upon not less than fourteen (14) days' prior notice, execute and deliver to the requesting party a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Basic Rent and Additional Rent have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request; provided, however, that in no event shall Tenant be required to submit Tenant's financial statement(s) in connection with a request for an estoppel certificate.

     (c) Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of Indiana. If any provision of this Lease or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other Persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     (c) If a party institutes a legal action to enforce the terms of this Lease, the unsuccessful party in such action or proceedings shall be responsible to reimburse the successful party for the legal costs and reasonable attorney's fees incurred by the successful party in connection with such action or proceedings.

34. NO ORAL AMENDMENT OR MODIFICATIONS. No amendment or modification of this Lease, and no approvals, consents or waivers under this Lease shall be valid or binding unless in writing and executed by the party to be bound.

35. RELATIONSHIP OF THE PARTIES. Nothing contained herein shall be deemed or construed as creating the relationship as principal and agent, or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed creating a relationship other than the relationship of Landlord and Tenant.

36. SUCCESSORS. The terms, provisions, covenants, promises, and conditions of this Lease shall extend to and be binding upon the heirs, executors, legal representatives, successors and assigns of the respective parties hereto.

37. CAPTIONS FOR CONVENIENCE. The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

38. COUNTERPARTS. This Lease may be executed in two or more counterparts each of which shall be deemed an original and all of which shall constitute one and the same document.

39. TIME OF THE ESSENCE. Time is of the essence under this Lease and all provisions herein relating thereto shall be strictly construed.

40. SEVERABILITY. If any provision of this Lease shall be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

41. ENTIRE AGREEMENT. This Lease and the exhibits referred to herein, constitute the final and complete expression of the parties' agreement with respect to the Premises. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein.

42. MEMORANDUM OF LEASE. This Lease shall not be recorded. Tenant and Landlord shall, at the option of Tenant, execute and deliver a memorandum of this Lease in proper form for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or change any of the provisions of this Lease, the provisions of which shall in all instances prevail.

43. AUTHORITY. Each individual executing this Lease on behalf of Landlord and Tenant represents and warrants they are duly authorized to deliver this Lease on behalf of Landlord and Tenant and that this Lease is binding on Landlord and Tenant in accordance with its terms.

44. VENUE. The parties hereby stipulate that the exclusive venue of any action brought in respect of the interpretation hereof or the rights of the parties hereunder, both during the term of this Agreement or subsequent to any termination hereof, shall be placed in any state court of general jurisdiction in Vanderburgh County, Indiana.

45. TRIPLE NET LEASE. It is the intention of the Landlord and Tenant that to the maximum extent possible this Lease shall be deemed and construed to a "triple net lease". Tenant shall pay all charges, assessments, impositions, expenses and obligations of every kind relating to the Premises, which may arise or become due during the term of this Lease or any extension thereof, all of which Tenant shall pay on or before the due date thereof.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written,

                                           BIKE LAND, LLC

                                           By:  /s/ Daniel E. Duckworth
                                                -----------------------
                                                   (signature)

                                           Daniel E. Duckworth
                                           ----------------------------
                                                  (printed name)

                                           Manager
                                           ----------------------------
                                                     (title)

                                                    "Landlord"


                                           DAN'S COMPETITION, INC.

                                           By:  /s/ Matthew C. Diamond
                                                ------------------------
                                                    (signature)

                                           Matthew C. Diamond
                                           -----------------------------
                                                   (printed name)

                                           President
                                           -----------------------------
                                                      (title)

                                                      "Tenant"

                                   Schedule A

The leased real estate is 3,600 square feet, more or less, of a building in the west one half (1/2) of the following described parcel more particularly described as follows:

Beginning at a point on the north line of Fourth Street in the City of Mt. Vernon, Indiana, which point is 90 feet east of a point where a continuation of the east line of Wood Street in said city northward would intersect said north line of Fourth Street; thence eastward along said north line of Fourth Street, 50 feet; thence northward at right angles with said north line of Fourth Street 140 feet; thence westward parallel with said Fourth Street 50 feet; thence southwardly 140 feet to the place of beginning.

ALSO: Beginning on the north line or side of Fourth Street in the City of Mt. Vernon, in fractional section eight (8), township seven (7) south, range thirteen (13) west, at a point one hundred ninety-two and one-half (192 1/2) feet eastwardly from the southwest corner of a tract of land conveyed by John M. Lockwood and wife to Thornton W. Neal by deed of general warranty dated March 17th, 1864, and recorded in Deed Record No. 1 at page 276 in the Recorder's Office of Posey County, Indiana; thence northwardly at right angles with Fourth Street one hundred forty (140) feet; thence eastwardly parallel with said Fourth Street fifty-one (51) feet; thence southwardly at right angles with the last mentioned line one hundred forty (140) feet to the north line of Fourth Street; thence westwardly fifty-one (51) feet to the place of beginning.